Exhibit 10.2

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT is made as of May 7, 2007 (the “Agreement Date”), by and between Cal Dive International, Inc., a Delaware corporation (the “Corporation”), and _____________(“Indemnitee”), a resident of the State of Texas.

In consideration of Indemnitee’s continued service after the date hereof, the Corporation and Indemnitee agree as follows:

1.

Definitions.  As used in this Agreement:

(a)

The term “Board” shall mean the Board of Directors of the Corporation.

(b)

The term “Change of Control” shall mean:

(i)

the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the outstanding shares of the Corporation’s Common Stock, $.01 par value per share (the “Common Stock”); provided, however, that for purposes of this subsection (i), the following events shall not constitute a Change of Control:

(A)

The continuing ownership by Helix Energy Solutions Group, Inc. (“Helix”)  of that number of shares of the  Common Stock that Helix owned as of the completion of the initial public offering of the Common Stock, provided that Helix does not thereafter increase its percentage ownership of the outstanding shares of Common Stock (except as otherwise permitted hereby);

(B)

 any acquisition of Common Stock by a Person directly from the Corporation;

(C)

any acquisition of Common Stock by the Corporation;

(D)

any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation; or

(E)

any acquisition of Common Stock by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

(ii)

the Incumbent Board ceases for any reason to constitute at least a majority of the Board; or

(iii)

consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination,

(A)

Persons who were the beneficial owners of the outstanding Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors immediately prior to such Business Combination continue to have collectively the direct or indirect beneficial ownership, respectively, of 50% or more of the then outstanding shares of common stock, and 50% or more of the Voting Power of the then outstanding voting securities of the corporation resulting from such Business Combination (which, for purposes of this paragraph (A) and paragraphs (B) and (C), shall include a corporation which as a result of such transaction controls the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries); and

(B)

except to the extent that such ownership in the Corporation  existed prior to the Business Combination, no Person (excluding, for the purpose of this clause, any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Corporation or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined Voting Power of the then outstanding voting securities of such corporation; and

(C)

at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Business Combination, or, in the absence of an agreement, of the action taken by the Board approving such Business Combination; or

(iv)

approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c)

The term “Claim” shall mean a claim related to any threatened, pending or completed action, suit or proceeding, including appeals, whether civil, criminal, administrative, arbitrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires, in which Indemnitee is or will be involved as a party, as a witness or otherwise, by reason of his Corporate Status, provided that any such action, suit or proceeding which is brought by the Indemnitee against the Corporation or directors or officers of the Corporation, other than an action brought by Indemnitee to enforce his rights under this Agreement, shall not be deemed a Claim without prior approval of a majority of the Impartial Directors.

(d)

The term “Corporate Status” shall mean the status of a person as a (i) director or officer of the Corporation or any subsidiary of the Corporation, (ii) fiduciary with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation, or (iii) director, officer, partner, employee or agent of any other corporation, partnership, joint venture, trust or other for-profit or not-for-profit entity or enterprise, if such position is or was held at the request of the Corporation, in each case whether such position was held before or after the Agreement Date.

(e)

The term “Determining Body” shall mean (i) all Impartial Directors, as long as there is at least one Impartial Director, or (ii) if there are no Impartial Directors, if a

Change of Control has occurred, or if the Independent Directors so direct (regardless of whether the directors voting on such appointment are Impartial Directors), independent legal counsel  (which may be the regular outside counsel of the Corporation) designated by the Impartial Directors or, if there are no Impartial Directors, the Independent Directors.

(f)

The term “DGCL” shall mean the Delaware General Corporation Law.

(g)

The term “Disbursing Officer” shall mean the Chairman of the Board of the Corporation or, if the Chairman of the Board is a party to the  Claim for which indemnification is being sought, any officer who is not a party to such Claim who is designated by the Chairman of the Board to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

(h)

The term “Expenses” shall mean any expenses or costs including, without limitation, reasonable attorney’s fees and retainers, court costs, transcript costs, fees of experts and witnesses, and other reasonable costs and expenses incurred by the Indemnitee in connection with prosecuting or defending, or preparing to prosecute or defend, or serving as a witness with respect to, a Claim. If any of the foregoing amounts paid on behalf of Indemnitee are includible within Indemnitee’s taxable income for federal or state income tax purposes, the Corporation will reimburse Indemnitee for any taxes incurred with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee’s incremental tax liability. Expenses shall not be deemed to include judgments, penalties, fines or amounts paid in settlement by an Indemnitee, and shall be determined after taking into account any amounts that have already been paid directly to the Indemnitee, or to a third party at Indemnitee’s request, either (i) pursuant to the provisions of Section 3 hereof or (ii) by another entity or enterprise of a type described in clause (iii) of Section 1(d) that relate to such Claim.

(i)

The term “Impartial Directors” shall mean the directors who are not parties to a Claim for which indemnification is being sought.

(j)

The term “Incumbent Board” shall mean the Board as of the date of the Agreement Date, provided, however, that any individual who becomes a director after the  Agreement Date whose election or appointment by the Board or  nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(k)

The term “Indemnifiable Costs” shall mean Expenses, judgments, fines, penalties or amounts paid in settlement that are incurred or paid by Indemnitee in connection with prosecuting or defending, or preparing to prosecute or defend a Claim, or serving as a witness with respect to a Claim, but shall not include any amounts that have already been paid directly to the Indemnitee pursuant to the provisions of Section 3 hereof.

(l)

The term “Independent Directors” shall mean the members of the Board that are independent directors as defined by Section 303A of the New York Stock Exchange Listed Company Manual or successor provision, or, if the Common Stock is not then quoted on the NYSE, that qualify as independent, disinterested, or a similar term as defined in the rules of the principal securities exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted.

(m)

The term “Insurance Policy” shall mean, collectively, the Primary Directors’ and Officers’ Liability Policy that the Corporation has obtained from Federal Insurance Company (Chubb) and the Excess Directors’ and Officers’ Liability Policy that the Corporation has obtained from U.S. Specialty Insurance Company (HCC Global), on behalf of its directors and officers, for the policy period commencing July 1, 2006 and ending July 1, 2007, or any successor directors’ and officers’ liability insurance policy that the Corporation from time to time maintains.

(n)

The term “Person” shall mean any individual, entity or group(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934.

(o)

The term “Standard of Conduct” shall mean, with respect to any Claim that is asserted, conduct by the Indemnitee that was in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is, or which is related to, a criminal action or proceeding, conduct that Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct

2.

Limitation of Liability.  To the fullest extent provided by Article IX of the Amended and Restated Certificate of Incorporation of the Corporation (as in effect on the date hereof), Indemnitee shall not be liable to the Corporation or its stockholders for any breach of his fiduciary duty. If and to the extent such provisions of the Amended and Restated Certificate of Incorporation are amended to permit further limitations of liability, Indemnitee shall not be liable for any breach of his fiduciary duty to the fullest extent permitted after taking into account any such amendment.

3.

Maintenance of Insurance.  (a)  The Corporation represents and warrants that it presently maintains in full force and effect the Insurance Policy, a copy of which it has provided to the Indemnitee. Subject to Section 3(b) hereof, the Corporation hereby agrees that, so long as Indemnitee shall continue to be a director or officer of the Corporation and for any period thereafter as the Indemnitee is subject to a Claim, the Corporation shall use commercially reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid and enforceable policies of directors and officers liability insurance providing, in all respects, coverage favorably comparing to that currently provided to Indemnitee under the Insurance Policy (a “Comparable Policy”).

(b)

The Corporation shall not be required to maintain the Insurance Policy or a Comparable Policy if, in the reasonable business judgment of a majority of Independent

Directors of the Corporation, either (i) the premium cost for such insurance is excessive when compared to the amount and benefits of coverage provided, or (ii) the coverage provided by such insurance is so limited by exclusions, retentions, deductibles or otherwise that there is insufficient benefit to the Corporation or its directors and officers from such insurance.

(c)

If the Corporation does not purchase and maintain in effect the Insurance Policy or a Comparable Policy, the Corporation agrees, to the extent permitted by law, to hold harmless and indemnify Indemnitee to the full extent of the coverage that would otherwise have been provided for the benefit of Indemnitee pursuant to the Insurance Policy.

4.

Indemnification of Indemnitee.  The Corporation agrees to hold harmless and indemnify the Indemnitee as follows:

(a)

Indemnity in Connection with Claims Other than Claims by or in the Right of the Corporation.  With respect to any Claim against the Indemnitee that is not by or in the right of the Corporation,  the Corporation shall indemnify and hold harmless Indemnitee against such Indemnifiable Costs as they are actually and reasonably incurred, if the Indemnitee has met the Standard of Conduct.

(b)

Indemnification for Proceedings by or in the Right of the Corporation.  With respect to any Claim by or in the right of the Corporation, the Corporation shall indemnify and hold harmless Indemnitee against any Expenses as they are actually and reasonably incurred, if the Indemnitee has met the Standard of Conduct; provided  that no indemnification shall be made with respect to any Claim as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless and to the extent that a court of competent jurisdiction determines that such indemnification shall be made.

(c)

Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding, and without limiting, any other provision of this Agreement, to the extent that the Indemnitee is successful in whole or in part in the defense of the Claim on the merits or otherwise, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee with respect to the Claim to the fullest extent permitted by law. For purposes of this paragraph and without limitation, the termination of any Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.

5.

Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 4 of this Agreement, the Company shall, to the fullest extent permitted by law, and hereby does agree to indemnify and hold harmless Indemnitee against all Indemnifiable Costs as they are actually and reasonably incurred by the Indemnitee, if, by reason of his Corporate Status, he is a party to any Claim (including a Claim by or in the right of the Corporation). The phrase “to the fullest extent permitted by law” shall include, but not be limited to, (a) to the fullest extent permitted by any provision of the DGCL that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment or replacement of such provision of the DGCL, and (b) to the fullest extent authorized by any amendments to or replacements of provisions of the DGCL that expand the extent to which a corporation may indemnify its directors and officers. Any amendment or repeal of any provision of the DGCL that limits the rights of directors or officers to indemnification shall be deemed to have prospective effect only and shall not limit or eliminate the rights of the Indemnitee hereunder with respect to any Claim involving any act, occurrence or omission, or alleged act, occurrence or omission that took place prior to the date of such amendment or repeal.

6.

Contribution.  (a)  If, because indemnification is prohibited by virtue of the federal securities laws or an applicable court decision, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement or other Indemnifiable Costs in connection with any Claim in any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Claim), then the Corporation shall contribute to the amount of Indemnifiable Costs actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Claim arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Indemnifiable Costs as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing considerations.

(b)

The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.

7.

Certain Procedures.  (a)  Promptly upon becoming aware of the existence of any Claim as to which Indemnitee may be indemnified for Expenses or Indemnifiable Costs and as to which Indemnitee desires to obtain indemnification, Indemnitee shall notify the Chairman of the Board of the Corporation, but the failure to promptly notify the Chairman of the Board shall not relieve the Corporation from any obligation hereunder, except and to the extent that such failure has materially and irrevocably harmed the Corporation’s ability to defend against such Claim pursuant to Section 7(d) hereof. Upon receipt of such request, accompanied by such documentation and information as is not privileged or otherwise protected from disclosure, is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, the Chairman of the Board shall promptly advise the members of the Board of Directors of the request and that the establishment of a Determining

Body with respect thereto will be a matter to be considered at the next regularly scheduled meeting of the Board. If a meeting of the Board of Directors is not regularly scheduled within 30 calendar days of the date the Chairman of the Board receives notice of the Claim, the Chairman of the Board shall cause a special meeting of the Board of Directors to be called within such period in accordance with the provisions of the Corporation’s By-laws. The Determining Body shall be established at such regularly scheduled meeting or special meeting, as the case may be.  After the Determining Body has been established, the Chairman of the Board shall inform Indemnitee of the constitution of the Determining Body. At any time after the Determining Body has been convened, it shall have the power, but not the obligation, to determine whether or not Indemnitee has met the Standard of Conduct and, at such time the determination is made, the Determining Body shall advise Indemnitee of its determination.  The Determining Body shall make its decision as to whether the Standard of Conduct has been met by the Indemnitee no later than 30 days following the date that a final judgment has been entered, or a settlement has been agreed, of the Claim (the “Determination Deadline Date”).  If Indemnitee shall have made a good faith effort to comply with any requests of the Determining Body for relevant information related to the Claim, including reasonable requests for additional information reasonably requested by the Determining Body, any failure of the Determining Body to make a determination by the Determination Deadline Date as to whether the Standard of Conduct was met shall be deemed to be a determination that the Standard of Conduct was met by Indemnitee.

(b)

If at any time during the period prior to the Determination Deadline Date, Indemnitee becomes aware of any relevant facts or obtains possession of documents not theretofore provided by him to the Determining Body, which facts are not privileged or otherwise protected from disclosure, and are reasonably necessary to determine whether and to what extent Indemnitee is entitled to Indemnification, Indemnitee shall promptly inform the Determining Body of such facts or documents, unless the Determining Body has obtained such facts or documents from another source.

(c)

The Determining Body shall have no power to revoke a determination that Indemnitee met the Standard of Conduct unless Indemnitee (i) has submitted fraudulent information to the Determining Body at any time prior to the Determination Deadline Date or (ii) fails to comply with the provisions of Sections 7(a) or 7(b) hereof, including without limitation Indemnitee’s obligation to submit information or documents relevant to the Claim reasonably requested by the Determining Body prior to the Determination Deadline Date.

(d)

In the case of any Claim not involving any proposed, threatened or pending criminal proceeding,

(i)

the Corporation may, except as otherwise provided in this subsection (i) or in subsection (iii) below, individually or jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel satisfactory to Indemnitee. If the Corporation assumes the defense of the Claim, it shall keep Indemnitee informed as to the progress of such defense so that Indemnitee may make an informed decision as to the need for separate counsel. After notice from the Corporation that it is assuming the defense of the Claim, it will not, except as specifically provided in clause (iii) below, be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense other than reasonable costs of investigation or as otherwise provided below.

Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after such notice from the Corporation of its assumption of the defense shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized by the Determining Body, (B) Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (C) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (B) above;

(ii)

the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation’s obligation to indemnify such Indemnitee as to any Expenses or Indemnifiable Costs incurred following his disagreement with the Corporation shall be limited to the lesser of (A) the total Expenses or Indemnifiable Costs incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any Indemnifiable Cost or other charge or penalty that is not fully indemnified hereunder or any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee’s affairs, Indemnitee may refuse such settlement and continue his defense of the Claim, if he so desires, at the Corporation’s expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved; and

(iii)

following a Change of Control, if Indemnitee is an Independent Director, he, together with the other Independent Directors, shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by Indemnitees who are not Independent Directors of the Corporation (including indemnified officers of the Corporation).  The principal counsel for the Independent Directors (“Principal Counsel”) shall be determined by majority vote of the Independent Directors, and the principal counsel for the Indemnitees who are not Independent Directors (“Separate Counsel”) shall be determined by majority vote of such Indemnitees, in each case subject to the consent of the Corporation (not to be unreasonably withheld or delayed).  The obligation of the Corporation to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, except to the extent authorized by subsection (d)(i) above.

(e)

In the case of any Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim with counsel of his choice and to make all decisions with respect thereto, provided, however, that the Corporation shall not be obliged to indemnify Indemnitee for any amount paid in settlement of such a Claim unless the Corporation has approved such settlement

(f)

Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

(g)

All determinations and judgments made by the Determining Body hereunder shall be made in good faith.

8.

Advancement of Expenses.  (a)  Notwithstanding any other provision of this Agreement, the Disbursing Officer shall advance all Expenses incurred by or on behalf of Indemnitee in connection with the prosecution or defense of any Claim within 30 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of the Claim.  The Disbursing Officer shall advance the amount of Expenses requested without regard to the Indemnitee’s ability to repay.  Any request for advancement of Expenses submitted by Indemnitee shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest free.

(b)

On and after the date the Determining Body determines that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Section 8(a) hereof shall continue to apply except that (i) no undertaking shall be required of Indemnitee and (ii) such provisions shall apply to all Indemnifiable Costs and any amount of indemnification ordered to be paid to him by a court.

9.

Enforcement.  (a)  The rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

(b)

If Indemnitee seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in connection with such proceeding, but only if  it shall be determined, in whole or in part, that Corporation is or was in breach of this Agreement or if Indemnitee is successful in whole or in part on any claim Indemnitee asserts in such proceeding. Otherwise, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be borne by the Indemnitee.

(c)

In any judicial proceeding described in this Section 9, the Corporation shall bear the burden of proving that Indemnitee is not entitled to the relief sought.

10.

Corporation Demand that Indemnitee make Claim for Indemnification from Other Entity.  If the Claim against Indemnitee relates to a Corporate Status that he holds for another entity or enterprise that is described in clause (iii) of Section 1(d), and if Indemnitee is or may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall following a request from the Corporation that he do so, apply to such entity or enterprise for indemnification with respect to the Claim.

11.

Saving Clause.  If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

12.

Non-Exclusivity.  (a)  The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, certificate of incorporation, by-law, authorization of stockholders or directors, agreement, or otherwise.

(b)

It is the intent of the Corporation by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

13.

Confidentiality.  The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute a single instrument

15.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

16.

Successors and Assigns.  This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee’s heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

17.

Amendment.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee.

Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

18.

Gender.  All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.

19.

Acknowledgments.  (a)  The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of the Corporation.

(b)

Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

20.

Exceptions.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

(a)

for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(b)

in respect of remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.

CAL DIVE INTERNATIONAL, INC.

By:
Quinn J. Hebert President and Chief Executive Officer

_______________________
Indemnitee